Exhibit 107

Calculation of Filing Fee Tables

FORM F-1

(Form Type)

Amer Sports, Inc.

(Exact Name of Registrant as Specified in the Articles of Association)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, par value EUR 0.10 per share	457(o)	--	--	$100,000,000	$147.60 per $1,000,000	$14,760
Fees Previously Paid
			Total Offering Amounts				$100,000,000
			Total Fees Previously Paid				$0
			Total Fee Offsets				$0
			Net Fee Due				$14,760

(1) Includes offering price of additional shares that the underwriters have the option to purchase.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.